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                                                                    EXHIBIT 21.1


                        LATTICE SEMICONDUCTOR CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT
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         Name                                                                   Jurisdiction of Incorporation
         ----                                                                   -----------------------------
1.       Lattice GmbH                                                                  Germany

2.       Lattice Semiconducteurs SARL                                                  France

3.       Lattice Semiconductor AB                                                      Sweden

4.       Lattice Semiconductor Asia Limited                                            Hong Kong

5.       Lattice  Semiconductor International Limited                                  Jamaica

6.       Lattice Semiconductor KK                                                      Japan

7.       Lattice Semiconductor (Shanghai) Co. Ltd.                                     China

8.       Lattice UK Limited                                                            United Kingdom


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